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EXHIBIT 99.1


                  AMERICAN TECHNOLOGY FORECASTS OVER $4 MILLION
                IN REVENUES FOR QUARTER ENDING DECEMBER 31, 2004

               COMPANY ALSO REPORTS RECORD REVENUE FOR FISCAL 2004

(SAN DIEGO, CA, DECEMBER 29, 2004) - AMERICAN TECHNOLOGY CORPORATION (ATC) (NASDAQ: ATCO), an innovator of proprietary sound reproduction technologies, today forecast record quarterly revenues in excess of $4 million for the quarter ending December 31, 2004. The company also reported record revenues for its fiscal year 2004, ended September 30, 2004. Revenues for fiscal 2004 were $5.8 million compared to $1.3 million in fiscal 2003, an increase of 337%. The company's Government/Force Protection Group and Business Group generated revenues of $4.8 million and $0.9 million, respectively, in the fiscal year.

The company reported a gross profit of $2.3 million for the fiscal year compared to a gross loss of $0.2 million for fiscal 2003. The company also reported a net loss of $6 million for fiscal 2004 reduced from a net loss of $8.2 million in fiscal 2003. Net loss attributable to common stockholders after deducting non-cash dividends on preferred stock was $(0.37) per share compared to $(0.67) per share last fiscal year.

MANAGEMENT COMMENTARY
"In fiscal 2004 we established the markets and organizational foundation to position our proprietary sound reproduction technologies at the forefront of audio industry innovation with products primed to produce rapid revenue growth," said Elwood G. Norris, chairman of American Technology Corporation. "Our LRAD(TM) devices are becoming The Sound of Force Protection(TM) for an increasing number of military, government and commercial applications. And, after several years of development, we believe our HSS(R) technology is ready to realize its commercial promise as the most revolutionary audio development since the invention of the loudspeaker."

"This year, we augmented the ATC team, successfully introduced new products, focused our sales and marketing efforts, outsourced manufacturing to enable rapid response to anticipated volume orders, and achieved record revenues," remarked Kalani Jones, president and COO of ATC. "We have made substantial progress on our digital signage business programs and we are pleased with the responses we are receiving from our HSS Gen III deliveries to digital signage customers in Asia, Europe and North America. As we have previously stated, the structure of the larger digital signage programs in which we are engaged are complex, involve several partners, and generally require in-depth trials through multiple test installations. With the digital signage market expected to grow to over $5 billion in the next three to four years, we believe HSS is well positioned to be the audio solution for a number of major near-term programs. The programs contemplated each have the potential to generate $1 - $14 million dollars in revenue to ATC over the next three to twenty-four months."

Commenting on the increasing success of ATC's proprietary LRAD devices, Carl Gruenler, vice president of ATC's government and force protection systems, said, "This year, through intense marketing efforts, successful product deployments in Operation Iraqi Freedom and the expansion of our product line to address the challenge of protecting infrastructure, our LRAD made great progress in becoming The Sound of Force Protection(TM). LRAD systems are currently being deployed in maritime, checkpoint, vehicular, airborne, and integrated system applications by the U.S. Army (click http://www.atcsd.com/PressReleases/12_15_04A.html to read our December 15 press release announcing our $4.9 million U.S. Army order), U.S. Marine Corps, U.S. Navy, U.S. Coast Guard, and other agencies for waterside force protection, area denial, crowd control, clearing buildings, and psychological ops missions. Operational feedback from deployment in Iraq and other parts of the world has been highly favorable. LRAD also supports applications for the Department of Homeland Security, law enforcement agencies and customers who need to protect critical high-value infrastructure such as buildings, bridges, tunnels, dams, power plants, pipelines, airports, seaports, communications towers, and oil platforms.

                                      -1-

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Gruenler continued, "We believe we are becoming the pre-eminent acoustic provider for force and commercial asset protection, and next generation intelligibility sound systems by providing governments, agencies, and companies with our LRAD, NeoPlanar(R), and SoundCluster(TM) technologies. Based on market response, product acceptance, and increasing business opportunities, we expect continued growth in fiscal 2005. Our early research indicates a global market potential of well over $1 billion for hailing and warning systems, acoustic non-lethal weapons capabilities, indoor and outdoor public address/emergency response systems and custom engineered sound solutions for acoustic challenges for both government and industry, both at home and abroad. We intend to be a major force in these emerging markets this year and for years to come."

Commenting on ATC's financial resources, Kalani Jones said, "The $25 million committed equity financing facility (CEFF) from Kingsbridge Capital announced December 15 (click http://www.atcsd.com/PressReleases/12_15_04B.html for the release) and the recent closing of a $2 million two-year note financing, provide ATC the financial flexibility to accept and fill further expected large military and commercial LRAD orders."

Jones concluded, "We are very excited about our business and technology prospects in the coming year. In fiscal 2005, we will continue to build on the foundation of 2004 with our aggressive strategy of Shaping the Future of Sound(R)."

HIGHLIGHTS AND ANNOUNCEMENTS FOR FISCAL AND CALENDAR 2004

         o Announced Long Range Acoustic Device (LRAD) is becoming increasingly sought after by military and government agencies for a range of applications and missions because of its ability to effectively communicate over long distances, influence behavior and determine intent.
         o Expanded ATC Government Group staff to represent our products directly to the market rather than through licensing and reseller agreements.
         o Awarded $1.1 million contract to deliver LRADs(TM) to U.S. Marine Corps Units for missions in and around Fallujah, Iraq.
         o    Promoted Kalani Jones to president.
         o Completed and delivered NeoPlanar(R) speakers for a major Las Vegas venue.
         o Awarded contract to deliver LRAD devices to a U.S. Army Stryker unit for use in missions in and around Mosul, Iraq.
         o Awarded three contracts to deliver LRAD devices to the U.S. Navy 5th Fleet for use in and around the Basra, Iraq fueling terminal.
         o Completed and delivered LRAD remotely operated pan/tilt units with integrated camera to Naval Surface Warfare Center Crane for the warship integrated force protection system.
         o Awarded contract for a prototype aircraft carrier flight deck speaker system (SoundCluster) for the USS Stennis. SoundCluster is being evaluated by the U.S. Navy to be a permanent replacement for their aging 5MC flight deck sound system.
         o Completed key NeoPlanar(R) projects on the shipyard waterfront for the Supervisor of Shipbuilding, Bath, Maine, and inside the new construction aircraft hangar at Naval Air Station Brunswick, Maine for the Naval Facilities Command.
         o Launched a Government Group initiative to explore new product concepts and market opportunities.
         o    Showcased HSS at Wired Nextfest.2004.
         o Held successful showing of HSS at InfoComm2004, the largest professional audio/visual trade show in the U.S.
         o    Announced manufacturing partner, Pemstar Inc.
         o    Hired Michael A. Russell as chief financial officer.
         o Showcased HSS-enabled displays at the Democratic and Republican National Conventions.
         o Initiated worldwide deliveries of Pemstar-manufactured HSS Gen III devices.
         o    Showcased HSS in digital signage applications at the initial
              Digital Retailing Expo Trade Show and Executive Summit.
         o    Awarded first major commercial LRAD contract by a well-known maritime industry company.
         o Continued strong investment in strategic product development with a 20% increase in research and development expenditures to $3 million.
         o    Announced record fiscal 2004 revenues.
         o    Secured $25 million financing commitment from Kingsbridge Capital.
         o    Closed $2 million two-year note financing.
         o    Announced $4.9 million LRAD order from the U.S. Army

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ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is Shaping the Future of Sound(R) by developing, manufacturing and globally distributing its proprietary sound technologies and products which include: the award-winning HSS(R) (HyperSonic(R) Sound technology); LRAD(TM) (Long Range Acoustic Device); NeoPlanar(R) planar magnetic technology and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 160 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

ABOUT NON-EXECUTIVE COMPENSATION
On December 22, 2004, we granted inducement stock options to certain of our new employees. These options were granted without stockholder approval to 6 new non-executive employees as an inducement material to the individuals' entering into employment with our company, and the issuances were approved by our Compensation Committee pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The options are exercisable for an aggregate of 76,500 shares of common stock with an exercise price of $10.06 per share. Each option has a five year term and, in general, vests 25% on the first anniversary of the grant date and then quarterly thereafter for the next 12 quarters, subject to continued employment and other conditions.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, the need for market acceptance of our sound reproduction technologies, entry of competitors in the sound reproduction market, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, our ability to develop future products which maintain a competitive advantage over competing products, pricing pressures, technology shifts, potential technical or manufacturing difficulties that could delay products, possible government regulations, warranty or other claims, the outcome of pending or future litigation, general economic and political factors which influence buying decisions, and other risks identified and discussed in the our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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                         AMERICAN TECHNOLOGY CORPORATION
                       Condensed Statements of Operations
                    (000's omitted except per share amounts)

                                                        Year Ended Sept. 30,
                                                      2004             2003
                                                  -------------    -------------
Total revenues                                    $      5,753     $      1,315
Cost of revenues                                         3,470            1,544
                                                  -------------    -------------
Gross profit (loss)                                      2,283             (229)


Operating expenses:
  Selling, general and administrative                    5,310            4,864
  Research and development                               2,989            2,493
  Other                                                     --              (25)
                                                  -------------    -------------
Total operating expenses                                 8,299            7,332
                                                  -------------    -------------
Loss from operations                                    (6,016)          (7,561)

Other income (expense):
  Interest income                                           58               23
  Interest expense                                          (3)            (687)
  Other                                                     --               (2)
Total other income (expense)                                55             (666)
                                                  -------------    -------------
Net loss                                                (5,960)          (8,227)
Dividend requirements on convertible
 preferred stock                                         1,365            2,409
                                                  -------------    -------------
Net loss available to common stockholders         $     (7,325)    $    (10,636)
                                                  =============    =============
Net loss per share of common stock - basic
 and diluted                                      $      (0.37)    $      (0.67)
Average weighted number of common shares
 outstanding                                        19,603,265       15,857,569


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                    AMERICAN TECHNOLOGY CORPORATION
                       Condensed Balance Sheets
               (000's omitted except per share amounts)

                                                             Sept. 30,
                                                      2004              2003
                                                  -------------    -------------
ASSETS
Current Assets:
  Cash                                            $      4,179     $      9,850
  Accounts Receivable                                      927              184
  Inventories                                              651              409
  Prepaid expenses and other                               156               34
                                                  -------------    -------------
Total current assets                                     5,913           10,477
Equipment, net                                             453              200
Patents, net                                             1,279            1,067
                                                  -------------    -------------
Total assets                                      $      7,645     $     11,744
                                                  =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                 $      1,300     $        604
 Accrued liabilities                                     1,129            1,379
Capital lease short-term portion                            11               10
                                                  -------------    -------------
Total current liabilities                                2,440            1,993
Long-Term Liabilities                                       12               23
Stockholders' equity                                     5,193            9,728
                                                  -------------    -------------
Total liabilities and stockholders' equity        $      7,645     $     11,744
                                                  =============    =============


FOR FURTHER INFORMATION CONTACT:
Investor relations:                            Media inquiries:
Robert Putnam                                  Don Mathias
(858) 679-3168                                 (949) 855-4520
robert@atcsd.com                               dwmath@aol.com

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